Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:25 AM 08/07/2007
FILED 09:25 AM 08/07/2007
SRV 070895684 - 4404320 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: GREEN EARTH TECHNOLOGY, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Two Hundred Thousand (200,000,000) shares of common stock with a par value of $0.001

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 7th day of August, 2007.

The Company Corporation, Incorporator

By::	/s/ Sparkle Harding
Sparkle Harding
Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

GREEN EARTH TECHNOLOGY, INC.
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of ___________________________________________________________________________________
GREEN EARTH TECHNOLOGY, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ FIRST ” so that, as amended, said Article shall be and read as follows:
THE NAME OF THE CORPORATION SHALL BE AS FOLLOWS:
GREEN EARTH TECHNOLOGIES, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said CORPORATION has caused this certificate to be signed by Mathew Zuckerman , an Authorized Officer, this 15th day of August , 2007 .

By:	/s/Mathew Zuckerman
Authorized Officer
Title:	President

Name:	Mathew Zuckerman
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 08/15/2007
FILED 09:13 AM 08/15/2007
SRV 070922657 - 4404320 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Green Earth Technologies, Inc., a Delaware Corporation, and the name of the corporation being merged into this surviving corporation is Green Earth Technologies, Inc., a Nevada Corporation.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.
THIRD: The name of the surviving corporation is Green Earth Technologies, Inc., a Delaware Corporation
FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
FIFTH The authorized stock and par value of the non Delaware corporation is 100,000,000 shares of common stock, par value $0.001.
SIXTH: The merger is to become effective on August 23, 2007.
SEVENTH: The Agreement of Merger is on file at Green Earth Technologies, Inc., 1455 Adams Drive, Suite 2104, Menlo Park, CA 94045, an office of the surviving Corporation.
EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.
IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 20          day of August          , A.D., 2007          .

By:
Authorized Officer

Name:	Mathew Zuckerman

Print or Type

Title:	President & CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 08/22/2007
FILED 11:30 AM 08/22/2007
SRV 070949170 - 4404320 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:44 PM 12/30/2008
FILED 02:27 PM 12/30/2008
SRV 081238943 - 4404320 FILE

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF INCORPORATION
OF
GREEN EARTH TECHNOLOGIES, INC.

                              Green Earth Technologies, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY pursuant to Section 103 of the DGCL:

1.	The name of the corporation is Green Earth Technologies, Inc.

2.

That a Certificate of Incorporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on August 7, 2007 and said Certificate requires correction as permitted by Section 103 of the DGCL.

3.

That the inaccuracy or defect of said Certificate is that the document as originally filed inadvertently provided in Article FOURTH that the total number of shares of common stock which the corporation was authorized to issue was “Two Hundred Thousand,” instead of the correct number, which is stated parenthetically as “200,000,000.”

4.	That Article FOURTH should be corrected in its entirety as follows:

“FOURTH: The total number of shares of stock which this corporation is authorized to issue is Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001.”

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction as of the 15th day of December, 2008.

GREEN EARTH TECHNOLOGIES, INC.

/S/ Mathew Zuckerman

Name:	Mathew Zuckerman
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:44 PM 12/30/2008
FILED 02:44 PM 12/30/2008
SRV 081238952 - 4404320 FILE

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF AMENDMENT
OF
GREEN EARTH TECHNOLOGIES, INC.

          Green Earth Technologies, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY pursuant to Section 103 of the DGCL:

1.	The name of the corporation is Green Earth Technologies, Inc (formerly known as “Green Earth Technology, Inc.”).

2.

That a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 15, 2007 (“Certificate of Amendment”), which purported to change the name of the corporation to “Green Earth Technologies, Inc.”, and that Certificate of Amendment requires correction as permitted by Section 103 of the DGCL.

3.

The Certificate of Amendment is an inaccurate record of the corporate action therein referred to because the filing was not duly authorized and adopted in accordance with the requirements of Section 242 of the DGCL as therein provided.

4.	As a result of such inaccuracy, the Certificate of Amendment is null and void and shall have no further force and effect.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction as of the 15th day of December 2008.

GREEN EARTH TECHNOLOGIES, INC.

/S/ Mathew Zuckerman

Name:	Mathew Zuckerman
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:44 PM 12/30/2008
FILED 02:45 PM 12/30/2008
SRV 081238961 - 4404320 FILE

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF MERGER
OF
GREEN EARTH TECHNOLOGY, INC.

          Green Earth Technology, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY, pursuant to Section 103 of the DGCL:

1.	The name of the corporation is Green Earth Technology, Inc.

2.

That a Certificate of Merger of Foreign Corporation Into A Domestic Corporation (the “Certificate of Merger”) was filed with the Secretary of State of the State of Delaware on August 22, 2007, and said Certificate requires correction as permitted by Section 103 of the DGCL.

3.

The Certificate of Merger is an inaccurate record of the corporate action therein referred to because the merger purportedly effected by such Certificate of Merger was not properly approved under Section 252 of the DGCL as recited in such certificate.

4.	As a result of such inaccuracy, the Certificate of Merger is null and void.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction as of the 15th day of December, 2008.

GREEN EARTH TECHNOLOGY, INC.

/S/ Mathew Zuckerman

Name:	Mathew Zuckerman
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:44 PM 12/30/2008
FILED 02:46 PM 12/30/2008
SRV 081238965 - 4404320 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GREEN EARTH MERGER SUB, INC.

INTO

GREEN EARTH TECHNOLOGY, INC.

(Pursuant to Section 253 of the
General Corporation Law of Delaware)

Green Earth Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation owns all of the outstanding shares of the only class of capital stock of Green Earth Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

SECOND: That the Corporation, by the following resolutions adopted by the unanimous written consent of the Board of Directors of the Corporation on December 15, 2008, determined to merge said Merger Sub into the Corporation, with the Corporation continuing as the surviving entity (the “Merger”).

RESOLVED, that Merger Sub be merged with and into the Corporation and, upon effectiveness of the Merger, that the Corporation assume all of the obligations of Merger Sub;

RESOLVED, that the Merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

RESOLVED, that, upon effectiveness of the Merger, Article FIRST of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended in its entirety to read as follows:

“FIRST: The name of this corporation shall be: Green Earth Technologies, Inc.”

                    RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to make and execute a Certificate of Ownership and Merger that sets forth a copy of the resolutions adopted by the Board authorizing the Merger and the change of the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all other acts and things whatsoever, whether within or without the State of Delaware, that such officers deem necessary or proper to effect the Merger and change of name.

          THIRD: This Certificate of Ownership and Merger shall become effective upon filing.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by a duly authorized officer on the 15th day of December, 2008.

GREEN EARTH TECHNOLOGY, INC.

/S/ Mathew Zuckerman

By: Mathew Zuckerman
Title: President